UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/19/2006

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 20, 2006, CV Therapeutics, Inc. and Roche Palo Alto LLC, successor-in-interest by merger to Syntex (U.S.A.) Inc. ("Roche"), entered into a Fourth Amendment (the "Fourth Amendment") to the License Agreement effective March 27, 1996 between CV Therapeutics and Roche (as previously amended, the "Agreement"). The Fourth Amendment provides CV Therapeutics with exclusive worldwide commercial rights to ranolazine for all potential indications in humans. Prior to the Fourth Amendment, the Agreement provided CV Therapeutics with exclusive commercial rights to ranolazine for all cardiovascular indications in all markets other than specified countries in Asia. Under the terms of the Fourth Amendment, CV Therapeutics will make an upfront payment to Roche within 10 days of execution of the Fourth Amendment and will make royalty payments to Roche on worldwide net product sales of any licensed products, including any net product sales in Asia. The royalty rates applicable to net product sales of licensed products in Asia are the same royalty rates that existed under the Agreement prior to the Fourth Amendment. Within 30 days of the approval of a new drug application or equivalent in Japan, CV Therapeutics will pay Roche an additional $3,000,000. Within 30 days of the approval of the first supplemental new drug application for an indication other than a cardiovascular indication in a major market country or Japan, CV Therapeutics will pay Roche an additional $5,000,000.

A copy of the press release dated June 22, 2006 relating to the Fourth Amendment is attached hereto as Exhibit 99.1.

Item 8.01.    Other Events

On June 19, 2006, CV Therapeutics publicly disseminated a press release announcing that the Journal of the American College of Cardiology (JACC) has published data from the Efficacy of Ranolazine In Chronic Angina (ERICA) trial. The foregoing description is qualified in its entirety by reference to our press release dated June 19, 2006, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On June 21, 2006, CV Therapeutics publicly disseminated a press release announcing that the American Heart Journal (AHJ) has published the study design and rationale for the MERLIN TIMI-36 (Metabolic Efficiency with Ranolazine for Less Ischemia in Non-ST Elevation Acute Coronary Syndromes) trial. The foregoing description is qualified in its entirety by reference to our press release dated June 21, 2006, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release dated June 22, 2006
99.2 Press Release dated June 19, 2006
99.3 Press Release dated June 21, 2006

*****

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes" "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology. These statements reflect only management's current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as may be updated from time to time by our future filings under the Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: June 22, 2006	By:	/s/ TRICIA BORGA SUVARI
Tricia Borga Suvari
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 22, 2006.
EX-99.2	Press Release dated June 19, 2006.
EX-99.3	Press Release dated June 21, 2006.